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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1996 relating to the consolidated financial statements of BSG Corporation which appears on page F-2 of Exhibit 99.4 of the Current Report on Form 8-K of Medaphis Corporation dated March 13, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Austin, Texas
July 11, 1996